UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2013

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11 Keewaydin Drive, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

ITEM 5.02

DEPARTING DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS TO CERTAIN OFFICERS

(b)  Standex International Corporation (the “Company”) previously announced on August 8, 2013 that Roger L. Fix, president and CEO of the Company, intended to retire following the appointment of a successor president and CEO.  The Company has identified David A. Dunbar as successor to Mr. Fix as president and CEO of the Company.  As such, Mr. Fix has notified the Board of Directors that he will retire approximately two months after Mr. Dunbar commences his employment on January 20, 2014 in order to assist in an orderly transition.  Mr. Fix will continue to serve as a director of the Company, and has agreed to assume the role of non-executive chairman of the Board of Directors on January 20, 2014.  After his retirement, Mr. Fix will commence receiving director fees and chairman fees consistent with the Company’s normal fee payments for non-employee directors as disclosed in the Company’s Schedule 14A definitive proxy statement, prorated for a partial year of service in fiscal year 2014.

(c)  Effective January 20, 2014, David A. Dunbar, 52, will succeed Roger L. Fix as the president and CEO of the Company.  Mr. Dunbar currently serves as president of the Valves and Controls global business unit of Pentair Ltd.  He was appointed to that position in 2009 by the Flow Control business unit of Tyco International Ltd., which merged with Pentair in 2012.  From 2000 through 2009, Mr. Dunbar held senior management positions at Emerson Electric Co., including president, Emerson Process Management Europe, president, Machinery Health Management, and president, Emerson Climate Technologies Refrigeration.  Prior to his employment at Emerson Electric, Mr. Dunbar served in numerous industrial automation and control business roles at Honeywell International Inc., beginning as a manufacturing strategy product leader in Europe and culminating in the leadership of Honeywell’s industrial automation and controls sales and services business in the western United States.  Mr. Dunbar earned Master’s and Bachelor’s of Science Degrees in Electrical Engineering from Stanford University.

A copy of the press release dated December 18, 2013 announcing Mr. Dunbar’s employment as president and CEO of the Company is attached hereto as Exhibit 99.1.

There are no arrangements or understandings between Mr. Dunbar and any other person(s) pursuant to which he is serving as president and CEO of the Company.  Mr. Dunbar has entered into an employment agreement with the Company, effective January 20, 2014, that provides for the following compensatory arrangements:

a.

Mr. Dunbar will receive an annual base salary of $700,000.  He will participate in the annual incentive bonus program, with a target bonus equal to 85% of base salary, and in the Long Term Incentive Plan, with a target incentive amount equal to 175% of base salary.  33% of the target incentive amount payable under the Long Term Incentive Plan will be paid in time-based restricted stock, and 67% will be paid in the form of performance share units which are convertible into a number of shares of Company stock dependent upon the Company’s performance relative to pre-established financial performance goals over a specified performance period.

b.

For fiscal 2014, Mr. Dunbar’s annual incentive bonus will be based upon the actual amount of base salary which he earns during the portion of the year in which he is employed, except that in no event will his bonus for fiscal 2014 be less than $264,082, which represents his annual incentive target bonus for the portion of fiscal 2014 from January 20, 2014 through the end of the fiscal year on June 30, 2014.  Corporate performance for the entire fiscal year, including the portion prior to the date of his employment, will be used to determine the amount of bonus earned.  The award under the Long Term Incentive Plan for fiscal 2014 will be based upon his annualized base salary of $700,000, and the amount earned under the performance share unit component of the Plan will be based upon performance for the entire fiscal year, including the portion prior to the date of his employment.

c.

Mr. Dunbar will receive a one-time signing bonus on January 22, 2014, in the amount of $500,000.

d.

On or about January 20, 2014, Mr. Dunbar will receive a separate restricted stock grant in the amount of $1,225,000, valued based on the closing price of the Company stock on January 20, 2014.  The grant will vest in two equal installments on October 1, 2014 and October 1, 2015, respectively, provided that corporate performance criteria set out in the grant are satisfied.  A copy of this restricted stock grant is attached hereto as Exhibit 10.2.

A copy of the Employment Agreement between Mr. Dunbar and the Company effective as of January 20, 2014 is attached hereto as Exhibit 10.1.

(d)  The Board of Directors of the Company has also appointed Mr. Dunbar as a director effective January 20, 2014, to serve until the 2014 Annual Meeting of Shareholders scheduled to be held on October 29, 2014.  Mr. Dunbar has not been appointed to any committees of the Board of Directors in connection with his appointment as a director.  Mr. Dunbar will receive no compensation for serving as a member of the Board of Directors of the Company.

In connection with his appointment as president and CEO and to the Board of Directors, Mr. Dunbar and the Company will execute an officer and director indemnification agreement that provides, among other things, that the Company will indemnify and hold Mr. Dunbar harmless for losses and expenses resulting from claims arising out of, or related to, the fact that he is or was an executive officer and director of the Company.  The form of indemnification agreement has been previously filed with the Securities and Exchange Commission (File No. 1-07233) as Exhibit 10 to Form 8-K filed on May 5, 2008.

Mr. Dunbar does not have any family relationships with any director or executive officer of the Company.  Other than Mr. Dunbar’s employment agreement which has been disclosed above, Mr. Dunbar is not a party to any transactions which require disclosure under Item 404(a) of Regulation S-K.

ITEM 9.01

FINANCIAL STATEMENT AND EXHIBITS

(c)

Exhibits

10.1

Employment Agreement between the Company and David A. Dunbar effective January 20, 2014

10.2

Standex International Corporation Stock Grant to be effective January 20, 2014.

99.1

Press Release dated December 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Thomas D. DeByle
Thomas D. DeByle Chief Financial Officer

Date: December 18, 2013

Signing on behalf of the registrant and as principal financial officer